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Exhibit 21.1

Subsidiaries of the Registrant

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       SUBSIDIARY                     STATE OF ORGANIZATION     OTHER TRADE NAME
       ----------                     ---------------------     ----------------
AFC FITTINGS, INC.                           DELAWARE                 NONE
AFC INVESTMENTS, INC.                      MASSACHUSETTS              NONE
KAF-TECH, INC.                               DELAWARE                 NONE
TKN, INC.                                  RHODE ISLAND               NONE
WPFY, INC.                                   DELAWARE                 NONE
AREA LIGHTING RESEARCH, INC.                 DELAWARE                 NONE
B&B ELECTRONICS                              ILLINOIS                 NONE
  MANUFACTURING COMPANY
MADISON EQUIPMENT                            DELAWARE                 NONE
  COMPANY, INC.
FEDERAL HOSE                                 DELAWARE                 NONE
  MANUFACTURING, INC
AFC REALTY HOLDING CORP.                     DELAWARE                 NONE
SPIRADUCT, INC.                            PENNSYLVANIA               NONE
GEORGIA PIPE COMPANY                          GEORGIA                 NONE
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